Exhibit 99.1

500 Frank W. Burr Blvd. Floor 7
Teaneck, NJ 07666

	Contact:	Kirsten Paragona
FOR IMMEDIATE RELEASE		Director, Corporate Media Relations
978-356-3342
Kirsten.paragona@cognizant.com

Investors/Financial Media:
Scot Hoffman
Financial Dynamics
212-850-5617
scot.hoffman@fd.com

COGNIZANT TO ACQUIRE MARKETRX, A LEADING PROVIDER OF LIFE

SCIENCES MARKET ANALYTICS

Strategic acquisition to expand Cognizant’s Life Sciences industry offerings

Teaneck, NJ – October 18, 2007 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of global IT and business process outsourcing services, today announced that it has signed a definitive agreement to acquire NJ-based marketRx, Inc., a leading provider of analytics and related software services to global Life Sciences companies in the pharmaceutical, biotechnology and medical devices segments. Cognizant will pay approximately $135 million in cash, which will be funded from current cash reserves.

This acquisition strengthens Cognizant’s full-suite of offerings across all areas of the Life Sciences value chain – from Research & Development and Manufacturing to Sales & Marketing Operations. marketRx combines analytics, market research and software services to provide scalable, web-based solutions in three functional areas for Life Sciences companies: Sales Management & Operations, Brand Marketing & Product Management and Market Research. marketRx brings an impressive client base to Cognizant representing a total of 75 Life Sciences customers, including all of the largest 20 pharmaceutical companies and 4 out of the top 5 biotech companies.

“We welcome the marketRx employees and management team to Cognizant. This acquisition expands our capabilities in the analytics segment and broadens our service offerings for the Life Sciences industry, while providing strong synergies with our existing Business Intelligence/Data Warehousing and CRM services,” said Francisco D’Souza, president and CEO, Cognizant. “marketRx’s proven global delivery model for analytics, deep domain knowledge and proprietary analytics software platform have helped the Company build an impressive client list in the Life Sciences market and yield strong organic growth. We expect to leverage these assets to establish a pre-eminent position in the fast-growing analytics market both in Life Sciences and other industries.”

“We are very pleased to join the Cognizant family. The combination of our market leading position in the Life Sciences analytics segment and Cognizant’s strengths as a top global services player will allow us to expand our relationships with our Life Sciences clients by providing them with a broader range of outsourced services, and conversely enables us to extend our capabilities to other vertical markets,” said Jaswinder (Jassi) Chadha, founder, president & CEO, marketRx, Inc. “We found a great cultural fit between both companies in terms of entrepreneurial spirit, commitments to client satisfaction, strong client retention record, proven high-touch onsite/offshore model and overall vision for the future of the global services industry.”

Subject to the satisfaction of certain closing conditions, the transaction is expected to close in the fourth quarter of 2007.

About marketRx

With over 430 employees in the U.S., India and Europe, marketRx enables customers at global pharmaceutical and biotechnology companies to improve the effectiveness of their sales and marketing operations. Sequoia-backed marketRx has received many notable industry recognitions since its inception in 2000 including Deloitte’s fastest growing technology companies in North America for two consecutive years (2005 and 2006), PwC & Entrepreneur Magazine’s ‘Hot 100’ fastest growing companies in the U.S. (2005), Inc.500’s “Fastest Growing 500 companies” (2005) and SiliconIndia Magazine’s “si100 list of Top 100 technology companies formed in the U.S. by people of Indian origin”.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of global IT and business process outsourcing services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant uses its own on-site/offshore outsourcing model to provide applications management, development, integration, and reengineering, infrastructure management, business process outsourcing, and numerous related services, such as enterprise consulting, technology architecture, program management, and change management.

Cognizant has approximately 49,000 employees who are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and on-site client teams. Cognizant maintains P-CMM, SW-CMM and CMMI Maturity Level 5 assessments from an independent third-party assessor and ranked among the top information technology companies in Business Week’s Hot Growth Companies and Forbes Global 2000 list. Cognizant is a member of the NASDAQ-100 Index and the S&P 500 Index. Find additional information about Cognizant at www.cognizant.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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